EX-23.2 CONSENT OF INDEPENDENT AUDITORS

EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Corporate Executive Board Company’s 2002 Non-Executive Stock Incentive Plan of our report dated January 31, 2003, with respect to the financial statements and schedule of The Corporate Executive Board Company included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Washington, DC
February 26, 2003